UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 10, 2004

FIRST HORIZON PHARMACEUTICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-30123	58-2004779
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6195 Shiloh Road
Alpharetta, Georgia  30005

(Address of principal executive offices) (Zip Code)

(770) 442-9707

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01               Entry into a Definitive Material Agreement

1.             Cardinal Health

On December 13, 2004, First Horizon Pharmaceutical Corporation (the “Company”) entered into a Distribution and Inventory Management Services Agreement with Cardinal Health dated as of January 1, 2005 (the “Agreement”) continuing the Company’s existing relationship with Cardinal Health.  The Agreement will be filed as an exhibit to the Company’s annual report on Form 10-K for the year ending December 31, 2004, with portions omitted and filed separately with the Secretary of the Securities and Exchange Commission pursuant to a request for confidential treatment.

Under the Agreement, Cardinal Health will, among other things, provide the Company with certain distribution and inventory management services, including accounts receivable management, customer service support, consolidated deliveries to providers, and contract and chargeback administration.  Cardinal Health shall maintain the inventory levels specified in the agreement.  In order to minimize product shortages and maximize product availability, Cardinal Health agrees to institute an automated balancing system on Company products and optimize ordering during backorder situations or limited product availability.  The Company has the right to cancel any order exceeding certain levels of products sold.

The Agreement also provides that Cardinal Health will prepare, and provide to the Company, inventory and sales reports detailing the status and movement of Company products in Cardinal Health’s inventory, monitor customer order patterns, provide events management services, and provide support for new product launches.

The Company may provide Cardinal Health with economic relief from price increases instituted by the Company.

2.             McKesson Corporation

On December 10, 2004, the Company entered into an amendment (the “Amendment”) of its Inventory Management Agreement with McKesson Corporation (“Wholesaler”), dated June 10, 2003.  The Amendment will be filed as an exhibit to the Company’s annual report on Form 10-K for the year ending December 31, 2004, with portions omitted and filed separately with the Secretary of the Securities and Exchange Commission pursuant to a request for confidential treatment.

Among other terms and conditions, the Amendment provides that Wholesaler shall maintain the inventory levels specified in the agreement.  The Amendment also provides that Wholesaler will prepare, and provide to the Company, inventory reports detailing the status and movement of Company products in Wholesaler’s inventory.

The Amendment acknowledges that the agreement by Wholesaler to provide the reports described above and to maintain certain inventory levels is in consideration for the Company providing Wholesaler with economic relief from price increases instituted by the Company.

Except as modified by the Amendment, the terms and conditions, including any contractual obligations to provide services, of the agreement underlying and amended by the Amendment shall remain in full force and effect.

The Company does not have any material relationship with Cardinal Health or Wholesaler or their respective affiliates other than in respect of the Agreement, the Amendment and the agreement underlying and amended by the Amendment.

Statements in this report regarding our business that are not historical facts are “forward-looking statements” that involve risks, assumptions and uncertainties, that could cause actual future events or results to differ materially from those in the forward-looking statements.  Any such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  For a discussion of those risks, assumptions and uncertainties, see our Annual Report on Form 10-K for the year ended December 31, 2003 and discussions of potential risks and uncertainties in the Company’s subsequent filings with the Securities and Exchange Commission.

Item 9.01               Financial Statements and Exhibits

(c)           Exhibits.  None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Horizon Pharmaceutical Corporation
(Registrant)

By:	/s/ Darrell Borne
Darrell Borne
Chief Financial Officer

Date: December 17, 2004